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                                                                     EXHIBIT 4.3

                            FRONTIER OIL CORPORATION

                                  $220,000,000

                      8.000% Series A Senior Notes due 2013

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 17, 2003

                            BEAR, STEARNS & CO. INC.
                              LEHMAN BROTHERS INC.
                          BNP PARIBAS SECURITIES CORP.

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        This Registration Rights Agreement (this "Agreement") is made and entered into as of April 17, 2003 by and between Frontier Oil Corporation, a Wyoming corporation (the "Company"), Front Range Himalaya Corporation, a Wyoming Corporation ("Parent") and Bear, Stearns & Co. Inc., Lehman Brothers Inc., and BNP Paribas Securities Corp. (collectively, the "Initial Purchasers"), who have agreed to purchase $220,000,000 aggregate principal amount of the Company's 8.000% Senior Notes due 2013 (the "Initial Notes") pursuant to the Purchase Agreement (as defined below). Parent is a party to this Agreement for the sole purpose of agreeing to be bound by the terms of this Agreement upon consummation of the Mergers (as defined below).

        This Agreement is made pursuant to the Purchase Agreement, dated April 4, 2003 (the "Purchase Agreement"), by and between the Company, Frontier Escrow Corporation and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 8(n) of the Purchase Agreement.

        Upon consummation of the Mergers (as defined below), the Company will, pursuant to Section 13 hereto, cause all of its Domestic Subsidiaries (including after giving effect to the Mergers) (collectively, "the Guarantors"), to be bound by the terms of this Agreement as if they were parties hereto.

        Frontier Escrow Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company, is expected to merge with and into the Company with the Company as the surviving entity (the "Escrow Corp. Merger") immediately prior to the mergers contemplated by the Agreement and Plan of Merger, dated as of March 30, 2003, among the Company, Holly Corporation, Parent, Front Range Merger Corporation and Himalaya Merger Corporation (the "Merger Agreement"), pursuant to which

        (i) Front Range Merger Corporation will merge with and into the Company, with the Company as the surviving corporation (the "Frontier Merger"),

        (ii) Himalaya Merger Corporation will merge with and into Holly Corporation, with Holly Corporation as the surviving corporation (the "Holly Merger"), and

        (iii) upon consummation of the Frontier Merger and the Holly Merger, each of the Company and Holly Corporation will become a wholly-owned subsidiary of Parent, Parent will be renamed Frontier Oil Corporation, and the Company shall be renamed Frontier Oil Holdings, Inc.

        Immediately after the Frontier Merger and the Holly Merger, Holly Corporation and its subsidiaries will become wholly-owned subsidiaries of the Company (collectively with the Holly Merger, the Frontier Merger and the Escrow Corp. Merger, the "Mergers").

        Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture, dated April 17, 2003, between Frontier Escrow Corporation and Wells Fargo Bank, N.A., as Trustee, relating to the Series A Notes, including the annexes thereto (the "Indenture").

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        The parties hereby agree as follows:

SECTION 1.      DEFINITIONS

        As used in this Agreement, the following capitalized terms shall have the following meanings:

                Act:  The Securities Act of 1933, as amended.

                Affiliate: As defined in Rule 144 of the Act.

                Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                Closing Date: The date on which the Initial Notes are originally issued under the Indenture.

                Commission: The Securities and Exchange Commission.

                Consummate: The Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

                Damages Payment Date: With respect to the Initial Notes, each Interest Payment Date.

                Effectiveness Deadline: As defined in Section 3(a) hereto.

                Effectiveness Target Date: As defined in Section 5 hereof.

                Escrow Corp. Merger: As defined in the preamble hereto.

                Exchange Act: The Securities Exchange Act of 1934, as amended.

                Exchange Notes: The Company's 8.000% Senior Notes due 2013 registered under the Act with terms substantially identical to the Initial Notes, to be issued pursuant to the Indenture and the Exchange Offer.

                Exchange Offer: The registration by the Company under the Act of the Exchange Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes

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        in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

                Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and (ii) outside the United States to certain non-U.S. Persons meeting the requirements of Rule 904 under the Act.

                Filing Deadline: As defined in Section 3(a) hereto.

                Guarantors: As defined in the Preamble hereto.

                Holders: As defined in Section 2(b) hereof.

                Indemnified Holder: As defined in Section 8(a) hereof.

                Indenture: The Indenture, dated as of April 17, 2003, among the Company and Wells Fargo Bank, N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

                Initial Notes: As defined in the preamble hereto.

                Initial Purchasers: As defined in the preamble hereto.

                Interest Payment Date: As defined in the Indenture and the Notes.

                Mergers: As defined in the Preamble hereto.

                NASD: National Association of Securities Dealers, Inc.

                Notes: The Initial Notes and the Exchange Notes.

                Person: An individual, partnership, corporation, trust, limited liability company or unincorporated organization, or a government or agency or political subdivision thereof.

                Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                Registration Default: As defined in Section 5 hereof.

                Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for

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        resale of Transfer Restricted Securities pursuant to the Shelf
        Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                Rule 144: Rule 144 promulgated under the Act.

                Shelf Effectiveness Deadline: As defined in Section 4(a) hereof.

                Shelf Filing Deadline: As defined in Section 4(a) hereof.

                Shelf Registration Statement: As defined in Section 4 hereof.

                TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                Transfer Restricted Securities: Each Initial Note until (i) the date on which such Initial Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Initial Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Initial Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act.

                Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.      SECURITIES SUBJECT TO THIS AGREEMENT

        (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

        (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities of record.

SECTION 3.      REGISTERED EXCHANGE OFFER

        (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and Parent shall, and the Company shall cause the Guarantors to, (i) cause to be filed with the Commission on or prior to the later of (A) 90 days after the Closing Date, or (B) 45 days after the consummation of the Escrow Corp. Merger, a Registration Statement under the Act relating to the Exchange Notes and the Exchange Offer (such later date being the "Filing

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Deadline"), (ii) use their reasonable best efforts to cause such Registration
Statement to become effective on or prior to the later of (A) 180 days after the Closing Date, or (B) 180 days after the consummation of the Escrow Corp. Merger (such later date being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence and subsequently Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form under the Act permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of the Exchange Notes held by Broker-Dealers as contemplated by
Section 3(c) below.

        (b) The Company and Parent shall, and the Company shall cause the Guarantors to, use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and Parent shall, and the Company shall cause the Guarantors to, cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company and Parent shall use their reasonable best efforts, and the Company shall cause the Guarantors to use their reasonable best efforts, to cause the Exchange Offer to be Consummated on or prior to 30 Business Days after the Exchange Offer Registration Statement has become effective, or longer, if required by the federal securities laws.

        (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company, or any Affiliate of the Company) may exchange such Initial Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

        The Company and Parent shall, and the Company shall cause the Guarantors to, permit the use of the Prospectus contained in the Exchange Offer Registration Statement by Broker-

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Dealers in the Exchange Offer for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities and use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Section 6(a) and (c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker Dealers for their own accounts as a result of market making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

        The Company and Parent shall, and the Company shall cause the Guarantors to, provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.

SECTION 4.      SHELF REGISTRATION

        (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities notifies the Company prior to the 20th day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (C) that such holder is a Broker-Dealer and owns Initial Notes acquired directly from the Company or an Affiliate of the Company, then the Company and Parent shall, and the Company shall cause the Guarantors to, use their reasonable best efforts to:

                (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause a(i) above and (ii) the date on which the Company receives the notice specified in clause
        (a)(ii) above (such earlier date, the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                (y) cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after the Shelf Filing Deadline (such 90th day, the Shelf Effectiveness Deadline").

The Company and Parent shall use their respective reasonable best efforts, and the Company shall cause the Guarantors to use their reasonable best efforts, to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by and subject to the

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provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(c)(xiii) hereof, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c) following the Closing Date or, if earlier, until the Shelf Registration Statement terminates when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

        (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein, including but not limited to the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have used its reasonable best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5.      LIQUIDATED DAMAGES

        If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the Filing Deadline or Shelf Filing Deadline, as applicable, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the Effectiveness Deadline or Shelf Effectiveness Deadline, as applicable (the "Effectiveness Target Date"), whether or not the Company has breached any obligation to use its reasonable best efforts, to cause any such Registration Statement to be declared effective, (iii) the Exchange Offer has not been Consummated within 30 Business Days of the Effectiveness Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective on or prior to the Effectiveness Target Date (each such event referred to in clauses
(i) through (iv), a "Registration Default"), the Company and Parent hereby agree to pay, and the Company agrees to cause the Guarantors to jointly and severally pay, liquidated damages to each Holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued liquidated damages shall be paid to the Holders

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entitled thereto, in the manner provided for the payment of Interest in the
Indenture on each Interest Payment Date as more fully set forth in the Indenture and the Notes. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of liquidated damages with respect to such Transfer Restricted Securities will cease.

        All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.      REGISTRATION PROCEDURES

        (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and Parent shall, and the Company shall cause the Guarantors to, comply with all of the provisions of Section 6(c) below, shall use their respective reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof and shall comply with all of the following provisions:

                (i) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company, Parent and the Guarantors, there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and Parent hereby agree to, and the Company shall cause the Guarantors to, seek a no-action letter or other favorable decision from the Commission allowing the Company, Parent and the Guarantors to Consummate an Exchange Offer for such Initial Notes. The Company and Parent hereby agree to, and the Company shall cause the Guarantors to, pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. However, the Company and Parent hereby agree to, and the Company shall cause the Guarantors to, take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business and (D) if such Holder is a Broker-Dealer, that it

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        will receive Exchange Notes for its own account in exchange for
        Securities that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. Each Holder shall be required to make such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Securities Act available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. In addition, the Initial Purchasers, for themselves and on behalf of the Holders, hereby acknowledge and agree, and each Holder by its purchase of Transfer Restricted Securities shall be deemed to have acknowledged and agreed, that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5,
        1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by
        Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company or any of its Affiliates.

                (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and Parent shall, and the Company shall cause the Guarantors to, provide a supplemental letter to the Commission (A) stating that the Company, Parent and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that the Company, Parent and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's, Parent's and the Guarantors' information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation reasonably required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

        (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, if required, the Company and Parent shall, and the Company shall cause the Guarantors to, comply with all the provisions of Section 6(c) below and shall use their respective reasonable best efforts, and shall cause the Guarantors to use their respective reasonable best efforts, to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof and, pursuant

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thereto, the Company and Parent will, and the Company will cause the Guarantors to, prepare and file with the Commission in accordance with Section 4(a) hereof a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

        (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and Parent shall, and the Company shall cause the Guarantors to:

                (i) use their respective reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3(b) or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for the resale of Transfer Restricted Securities during the period required by this Agreement, file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required in the case of either clause (A) or (B), use their respective reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                (ii) use their respective reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in
        Section 3(b) or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424, 430A and 462 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional

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        information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and Parent shall use their respective reasonable best efforts, and the Company shall cause the Guarantors to use their respective reasonable best efforts, to obtain the withdrawal or lifting of such order at the earliest possible time;

                (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (v) furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (but excluding any documents incorporated by reference as a result of the Company's and the Guarantors' periodic reporting requirements under the Exchange Act), and shall not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of the Company's and the Guarantors' periodic reporting requirements under the Exchange Act) to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within three Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                (vi) prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's, Parent's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                (vii) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), relevant financial and other records, pertinent corporate documents and properties of the Company, Parent and the Guarantors and cause the Company's, Parent's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering (i) shall be coordinated on behalf of the selling Holders, underwriters, or any representative thereof, by one counsel, who shall be Latham & Watkins L.L.P. or such other counsel as may be chosen by the Holders of a majority in principal amount of Transfer Restricted Securities, and (ii) shall not be available for any such Holder who does not agree in writing to hold such information in confidence.

                (viii) if requested by any selling Holders or any managing underwriter in connection with such exchange or sale, if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company, Parent and the Guarantors are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (ix) furnish to each underwriter, if any, and, upon written request, each selling Holder, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and upon request, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                (x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and Parent hereby consent, and the Company shall cause the Guarantors to consent, to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto; provided that such use of the Prospectus and any amendment or supplement thereto and such offering and sale conforms to the Plan of Distribution set forth in the Prospectus and complies with the terms of this Agreement and all applicable laws and regulations thereunder;

                (xi) in the event of an Underwritten Registration, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Holders of Transfer Restricted Securities or a managing underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; provided, however, that the Company, Parent and the Guarantors shall have no obligation to enter into an underwriting agreement or permit an Underwritten Offering unless a request therefor shall have been received from Holders of not less than 33% of the aggregate principal amount of Transfer Restricted Securities then outstanding; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and Parent shall, and the Company shall cause the Guarantors to:

                        (A) Except in the case of an Underwritten Registration, furnish (or in the case of paragraphs (2) and (3), cause to be furnished) to each selling Holder, upon the effectiveness of the Shelf Registration Statement:

                                (1)     a certificate, dated the date of
                        effectiveness of the Shelf Registration Statement, signed on behalf of each of the Company, Parent and the Guarantors by two senior officers, one of whom must be its Chief Financial Officer, confirming, as of such date, the matters set forth in paragraphs (a), (b), (c) and (d) of Section 8 of the Purchase Agreement and such other similar matters as such Holders may reasonably request with respect to the transactions contemplated by the Shelf Registration Statement;

                                (2)     an opinion, dated the date of
                        effectiveness of the Shelf Registration Statement, of counsel for the Company, Parent and the Guarantors, covering the matters set forth in Exhibit C of the Purchase Agreement and such other matter as such Holder may reasonably request with respect to the transactions contemplated by the Shelf Registration Statement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, Parent and the Guarantors, representatives of the independent accountants of the Company, Parent and the Guarantors (including, but not limited to, Holly Corporation) and representatives of the Initial Purchasers at which the contents of the Shelf Registration Statement and related matters were discussed and, although it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Shelf Registration Statement, during the course of such participation, no facts came to its attention that caused such counsel to believe that the Shelf Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules, statistical data related to or derived from the financial statements and other financial data included therein); and

                                (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's, Parent's and the Guarantors' independent accountants if such comfort letter shall be issuable to the selling Holders in accordance with the relevant accounting industry pronouncements, in the customary form and covering matters of the type customarily covered in the comfort letter by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                        Section 8(h) of the Purchase Agreement, without exception; and

                                (4) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from Holly Corporation's independent accountants if such comfort letter shall be issuable to the selling Holders in accordance with the relevant accounting industry pronouncements, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letter delivered pursuant to Section 8(i) of the Purchase Agreement, without exception; and

                        (B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company, Parent and the Guarantors pursuant to this clause (xi), if any.

        If at any time the representations and warranties of the Company, Parent and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company and Parent shall, and shall cause the Guarantors to, so advise the Initial

        Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company, Parent and the Guarantors shall not be required to register or qualify as a foreign corporation where they are not now so qualified or to take any action that would subject them to the service of process in any jurisdiction where they are not now so subject;

                (xiii) issue, upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of Initial Notes being sold by such Holder; such Exchange Notes to be registered in the name of the purchaser(s) of such Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to the Company, Parent and the Guarantors for cancellation;

                (xiv) use their respective reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                (xv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

                (xvi) if any fact or event contemplated by clause 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                (xix) otherwise use their respective reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's, Parent's and the Guarantors' first fiscal quarter commencing after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their respective reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                (xxi) cause all Transfer Restricted Securities covered by the Registration Statement to be listed on each securities exchange on which the Notes are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Notes or the managing underwriter(s), if any; and

                (xxii) provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of
        Section 13 and Section 15 of the Exchange Act.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will keep such notice confidential and forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company and Parent shall, and the Company shall cause the Guarantors to, give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3(b) or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7.      REGISTRATION EXPENSES

        (a) All expenses incident to the Company's, Parent's or any Guarantor's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD));
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, Parent, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system, if any; and
(vi) all fees and disbursements of independent public accountants of the Company, Parent and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company will, in any event, bear its, Parent's and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company, Parent or any Guarantor. The Company, Parent and the Guarantors shall not be responsible for any other expenses or costs, including but not limited to commissions, fees and discounts of underwriters, brokers, dealers and agents.

        (b) In connection with any Registration Statement required by this Agreement (excluding the Exchange Offer Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.      INDEMNIFICATION

        (a) The Company and Parent agree, jointly and severally, to indemnify and hold harmless, and the Company shall cause each of the Guarantors to agree to jointly and severally indemnify and hold harmless, (i) each Holder,
(ii)each Initial Purchaser, (iii) each person, if any, who controls any Holder or any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any Initial Purchaser or any controlling person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the Company, Parent or the Guarantors, or any of their respective directors, officers or any Person who controls the Company, Parent or such Guarantor, as applicable, will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Holders furnished to the Company by or on behalf of the any of the Holders expressly for use therein. This indemnity agreement will be in addition to any liability which the Company, Parent and the Guarantors may otherwise have, including under this Agreement.

        (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, Parent and the Guarantors, and each person, if any, who controls the Company, Parent or the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each of their respective officers, directors, employers, partners, representatives and agents to the same extent as the foregoing indemnity from the Company, Parent and the Guarantors to each of the Indemnified Holders, but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon or in conformity with information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement, or in any amendment thereof or supplement thereto; provided, however, that in no case shall any selling Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which the Holders may otherwise have, including under this Agreement.

        (c)     Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume and control the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall be advised by such counsel that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought . Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

SECTION 9.      CONTRIBUTION

        In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, Parent and the Guarantors, on the one hand, and the Holders, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, Parent and the Guarantors, any contribution received by the Company, Parent and the Guarantors from persons, other than a Holder, who may also be liable for contribution, including persons who control the Company, Parent or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company, Parent, the Guarantors and any Holder may be subject, (i) in such proportion as is appropriate to reflect the relative fault of the Company, on one hand, and each Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also other relevant equitable considerations. The relative fault of the Company, Parent and the Guarantors, on the one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Parent or such Holder and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Parent and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above, and the Company shall cause the Guarantors to agree to the same. Notwithstanding the provisions of this Section 9, (i) in no case shall any Holder be required to contribute any amount in excess of (a) the amount paid by such Holder for such Transfer Restricted Securities and (b) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls any of the Holders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and
(B) the respective officers and directors of such Holder or any controlling person shall have the same rights to contribution as any Holder, and (A) each person, if any, who controls the Company, Parent or the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors and each Person, if any, who controls the Company, Parent or such Guarantor, shall have the same rights to contribution as the Company, Parent and the Guarantors, subject in each case to clauses (i) and
(ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

SECTION 10.     RULE 144A AND RULE 144

        The Company and Parent hereby agree, and the Company shall cause the Guarantors to agree, with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company, Parent or any Guarantor (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (ii) is subject to Section 13 or 15(d) of the Exchange Act, to use its reasonable best efforts to make all filings required thereby, if any, in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 11.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

        No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in

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

any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 12.     SELECTION OF UNDERWRITERS

        The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 13.     GUARANTORS

        The Company agrees to, upon consummation of the Mergers, cause all the Guarantors to be bound by the terms of this Agreement as if they were original parties hereto. Parent is a party to this Agreement for the sole purpose of agreeing to be bound by the terms of this Agreement upon consummation of the Mergers.

SECTION 14.     MISCELLANEOUS

        (a) Remedies. The Company and Parent agree, and the Company shall cause the Guarantors to agree, that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company and Parent hereby agree, and the Company will cause the Guarantors to agree, to waive the defense in any action for specific performance that a remedy at law would be adequate; provided that the liquidated damages contemplated hereby shall be the exclusive remedy for any such breach of Section 3 or 4 of this Agreement.

        (b) No Inconsistent Agreements. The Company and Parent agree, and the Company shall cause the Guarantors to agree, on or after the date of this Agreement, to refrain from entering into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Since the date of the Registration Rights Agreement, dated February 9, 1998, among the Company and the initial purchasers named therein, and other than such agreement and the Registration Rights Agreement, dated March 30, 2003, among Parent and the holders identified therein, entered into in connection with the Holly Merger and the Frontier Merger, none of the Company, Parent or the Guarantors has entered into any agreement granting registration rights with regard to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's, Parent's and the Guarantors' securities under any agreement in effect on the date hereof.

        (c) Adjustments Affecting the Notes. None of the Company, Parent or any Guarantor shall take any action with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

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

        (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 14(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company, or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

        (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

        (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                (ii)    if to the Company or any Guarantor:

                                Frontier Oil Corporation
                                10000 Memorial Drive, Suite 600
                                Houston, Texas 77024-3411
                                Telecopier No.: (713) 688-0616
                                Attention: Corporate Secretary

                        with a copy to:

                                Andrews & Kurth L.L.P.
                                600 Travis Street, Suite 4200
                                Houston, Texas 77002
                                Telecopier No.: (713) 238-7135
                                Attention: Robert V. Jewell

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing

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

overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by owning and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

        (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (l) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                FRONTIER OIL CORPORATION

                                By: /s/ Julie H. Edwards
                                   ---------------------------------------------
                                   Name: Julie H. Edwards
                                   Title: Executive Vice President-Finance
                                          and Administration

Parent agrees to be bound by the terms and conditions of this Agreement upon consummation of the Mergers as if it were an original party hereto.

                                FRONT RANGE HIMALAYA CORPORATION

                                By: /s/ James R. Gibbs
                                   ---------------------------------------------
                                   Name: James R. Gibbs
                                   Title: President and Chief Executive Officer

Accepted and agreed to as of the date first above written:

BEAR, STEARNS & CO. INC.

By: /s/ Mark Bernstein
    ----------------------------
    Name: Mark Bernstein
    Title: Senior Managing Director

LEHMAN BROTHERS INC.

By: /s/ J. Scott Schlossel
    ----------------------------
    Name: J. Scott Schlossel
    Title: Senior Vice President

BNP PARIBAS SECURITIES CORP.

By: /s/ Douglas Cook
    ----------------------------
    Name: Douglas Cook
    Title: Managing Director

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